UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2017

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 694-9800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 23, 2017, Social Reality, Inc. (the “Company”) held a special meeting of stockholders where one proposal was voted upon and approved. The proposal is described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on May 22, 2017. Of the 8,025,017 shares of Class A common stock outstanding and entitled to vote at the special meeting, 5,597,070 shares (or 69.7%), constituting a quorum, were represented in person or by proxy at the special meeting.  The final vote on the proposal was recorded as follows:

Proposal 1.  To approve for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of the Company's Class A common stock upon the conversion of outstanding 12.5% senior secured convertible debentures, together with shares of its Class A common stock underlying outstanding Series A common stock purchase warrants issued and sold by the Company in a private offering in April 2017 that may be equal to or exceed 20% of its Class A common stock outstanding before the private offering without giving effect to any limitation on the number of shares of its Class A common stock issuable pursuant to such debentures or warrants and could result in a change of control of the Company.

“For”	“Against”	“Abstain”
4,739,516	855,536	2,018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: June 26, 2017	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer